Exhibits to the Stock Purchase Agreement,  other than  Exhibit 3.3.2,  the Stock
Put Option  agreement,  have been  intentionally  omitted  because  they are not material. The registrant agrees to furnish such omitted exhibits  supplementally to the Commission upon request.